Exhibit 4.12

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY TO A PERSON THAT IS NOT AN "AFFILIATE" OR ACTING ON BEHALF OF AN "AFFILIATE" OF THE CORPORATION AND ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3), OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS REQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF ANY OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES. A CERTIFICATE IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


THIS CERTIFICATE IS TRANSFERABLE                                 PREFERRED STOCK
IN THE CITY OF NEW YORK                                           PAR VALUE $.01
OR IN CLEVELAND, OHIO
                                                       5% CUMULATIVE CONVERTIBLE
                                                              PREFERRED STOCK

                                                           CUSIP 252747 30 8

                                        SEE REVERSE FOR CERTAIN DEFINITIONS


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             DIAMOND SHAMROCK, INC.

CERTIFICATE NUMBER            REFERENCE                DATE             SHARES

__________________            _________            ____________        ________

THIS IS TO CERTIFY THAT



IS THE OWNER OF


FULLY PAID AND NON-ASSESSABLE SHARES OF THE 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF Diamond Shamrock, Inc. (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent) to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the signatures of duly authorized officers of the Corporation


/s/ Jerry D. King     /s/ Roger R. Hemminghaus                   Countersigned
SECRETARY             CHAIRMAN OF THE BOARD AND                     and
                      CHIEF EXECUTIVE OFFICER                     registered

                                                           SOCIETY NATIONAL BANK
                                                              (Cleveland, Ohio)


                                                           By:
                                                                  Transfer Agent
                                                                 and Registrar

                                   DIAMOND SHAMROCK, INC.

          DIAMOND SHAMROCK, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH DIAMOND SHAMROCK, INC. IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF DIAMOND SHAMROCK, INC., SAN ANTONIO, TEXAS OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - __________________ Custodian ________________
                        (Cust)                     (Minor)

                    under Uniform Gifts to Minors
                    Act _________________________
                                 (State)


Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________

_______________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
________________________________________________________________________________

_____________________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ _______________________________________________________ Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Date:____________________                        _______________________________


                      Transferee Letter of Representations

Diamond Shamrock, Inc.
c/o Transfer Agent

Dear Sirs:

This certificate is delivered to request a transfer of ________ shares of 5% Cumulative Convertible Preferred Stock (the "Preferred Stock") of Diamond Shamrock, Inc. (the "Company") or _______ shares of Common Stock of the Company issued upon conversion or redemption of the Preferred Stock.

Upon transfer, the share of Preferred Stock or Common Stock would be registered in the name of the new beneficial owner as follows:

Name:___________________________________________

Address:________________________________________

Taxpayer ID Number:_____________________________

The undersigned represents and warrants to you that it is an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) that it is acquiring the shares of Preferred Stock or Common Stock, as the case may be, for investment purposes and not for distribution in violation of the Securities Act.


                    TRANSFEREE:_________________________________

                         By:____________________________________
                         Name:__________________________________
                         Title:_________________________________